UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 7, 2004


                             INFOWAVE SOFTWARE, INC.
          -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                            BRITISH COLUMBIA, CANADA
          -------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-29944                                           98-0183915
----------------------------                   ---------------------------------
  (Commission File Number)                     (IRS Employer Identification No.)


  Suite 200 - 4664 Lougheed Highway
     Burnaby, British Columbia,
               Canada                                       V5C 5T5
----------------------------------------         -------------------------------
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code  (604) 473-3600


                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

On January 7, 2004, Infowave Software, Inc. entered into an agreement to purchase all of the issued and outstanding shares of Telispark, Inc., a provider of enterprise mobility applications (EMA) software solutions based in Arlington, Virginia, USA. Under the terms of the acquisition agreement, Infowave will pay a total of US$8.4 million for the purchase of 100% of all of the issued and outstanding common shares of Telispark, payable in approximately 46 million Infowave common shares, issuable in two tranches. The purchase price was determined by negotiation between the parties. Infowave has completed the initial purchase of approximately 76% of Telispark shares pursuant to a Stock Purchase Agreement dated January 7, 2004. Infowave will acquire the remaining Telispark common shares, subject to a number of conditions precedent, including approval by shareholders of Infowave. The number of Infowave common shares issued in the second tranche may increase by up to approximately 2.1 million Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche. Infowave has also assumed Telispark employee stock options which will be exerciseable into approximately 1.9 million common shares of Infowave.

Pursuant to the terms of the agreement, Deloitte Consulting L.P., the largest shareholder of Telispark, will hold approximately 19%, but no more than 19.9%, of the issued and outstanding Infowave common shares upon completion of Infowave's acquisition of the Telispark shares. The names of the selling shareholders of Telispark are listed on Exhibit A to the Stock Purchase Agreement, which is filed as exhibit 2.1 hereto.




Item 5. Other Events

As a condition to the acquisition of Telispark (described in Item 2), Infowave has entered into a line of credit agreement with Gerald Trooien under which Mr. Trooien has agreed to provide a standby line of credit of US$3.0 million until December 31, 2005 to Infowave. Details of the line of credit are contained in the press release dated January 8, 2004, which is filed as Exhibit 99.1 and incorporated by reference herein.

Infowave recently appointed three new persons to its board of directors. Gerald Trooien, a significant shareholder, has replaced his former nominee, Bill Weiss. In addition, Christine Rogers, former Senior Vice President of Operations at MDSI and Senior Vice President of Global Services at Pivotal Corporation, and Geoffrey S. Belsher, partner of Blake, Cassels & Graydon LLP, have also joined the board. Stephen Wu has stepped down from the board of directors.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

The financial information required by this item will be filed by amendment within 60 days of January 22, 2004.

(b)  Pro Forma Financial Information

The financial information required by this item will be filed by amendment within 60 days of January 22, 2004.

(c)  Exhibits

Exhibit
Number          Description
------          -----------

2.1             Stock  Purchase   Agreement   among  Infowave   Software,  Inc.,
                Telispark, Inc. and the Sellers Named in the First Paragraph dated January 7, 2004

99.1            Press Release dated January 8, 2004 regarding Line of Credit
                Facility

Item 9. Regulation FD

Exhibit
Number          Description
------          -----------

99.2            Press Release dated January 8, 2004 regarding acquisition of
                Telispark, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INFOWAVE SOFTWARE, INC.



Date: January 21, 2004                  By: /s/ George Reznik
                                            ------------------------------------
                                            George Reznik, Chief Financial
                                            Officer

                                 EXHIBIT INDEX

Exhibit
Number          Description
------          -----------

2.1             Stock  Purchase   Agreement   among  Infowave   Software,  Inc.,
                Telispark, Inc. and the Sellers Named in the First Paragraph dated January 7, 2004

99.1            Press Release dated January 8, 2004 regarding Line of Credit
                Facility

99.2            Press Release dated January 8, 2004 regarding acquisition of
                Telispark, Inc.